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                                                                    EXHIBIT 10.1

                       THIRD AMENDMENT TO LEASE AGREEMENT
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      THIS  THIRD  AMENDMENT  TO  LEASE  AGREEMENT  ("Third
Amendment"), dated March 4, 1998, between 150 CANTON OFFICE ASSOCIATES, LIMITED PARTNERSHIP ("Landlord"), Successor as Landlord to Canton Commerce Center Limited Partnership and 150 Dan Road Limited Partnership, and ORGANOGENESIS, INC. ("Tenant").

                                    RECITALS

      A. Canton Commerce Center Limited Partnership and Tenant have entered into a certain Lease Agreement, dated July 27, 1989, as amended by a First Amendment of Lease, dated May 1, 1994, by and between 150 Dan Road Limited Partnership and Tenant, and as amended by a Second Amendment of Lease, dated December 18, 1996, by and between Landlord and Tenant (collectively the "Lease"), for approximately 59,045 square feet of rentable floor area (the "Premises"), located in a certain building known as Canton Commerce Center (the "Building") and located at 150 Dan Road, Canton, Massachusetts.

      B. Landlord and Tenant wish to amend the Lease to, among other things, extend the lease term through September 30, 2004 and to give Tenant an expansion option with respect to no less than the balance of the rentable floor area in the Building consisting of 20,520 rentable square feet ("Expansion Option").

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Landlord and Tenant, intending to be legally bound, agree as follows:

1. Effective upon the execution hereof, the Term of the Lease shall be extended for an additional five (5) year period from October 1, 1999 through September 30, 2004, ("Extended Term").

2. Annual Fixed Rent Rate for the Extended Term shall be in accordance with the following schedule:

Lease Period                              Annual Rent Rate Per Rentable Square Foot Leased
------------                              ------------------------------------------------
October 1, 1999 - September 30, 2000                             $9.50
October 1, 2000 - September 30, 2001                            $9.75
October 1, 2001 - September 30, 2002                            $10.00
October 1, 2002 - September 30, 2003                            $10.25
October 1, 2003 - September 30, 2004                            $10.50

3. Tenant shall be granted a one time Expansion Option with respect to no less than the entire balance of the rentable floor area in the Building consisting of 20,520 rentable square feet ("Phase III Expansion Premises"), subject to the termination of the lease and vacating of the premises by Intronics, the existing tenant occupying that suite. Intronics' lease expires on October 31, 1999 and contains no option to extend the term thereof beyond October 31, 1999. Landlord will not attempt to induce Intronics to terminate its lease prior to its expiration on October 31, 1999. In order for Tenant to effectively
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exercise its Expansion Option, Tenant must 1.) provide Landlord not later than
November 1, 1998 with written notice of its intent to lease all of the Phase III Expansion Premises and 2.) accept occupancy of the Phase III Expansion Premises no later than November 1, 1999 or the date on which Intronics vacates the Phase III Expansion Premises if such date occurs after November 1, 1999 It is expressly acknowledged that time is of the essence with regard to Tenant's notice of its intent to lease the Phase III Expansion Premises, and if notice is not delivered to Landlord in accordance with the Lease, as amended herein, Tenant's Expansion Option shall be null and void. Landlord shall incur no liability to Tenant as a result of Intronics' failure to surrender the Phase III Expansion Premises on a timely basis or as a result of Landlord's failure to commence legal proceedings to effect Intronics removal from the Phase III Expansion Premises. However, in the event Intronics fails to vacate the Phase III Expansion Premises prior to January 1, 2000, Tenant shall have the option to rescind its offer to lease the Phase III Expansion Premises, in which case Landlord and Tenant shall have no further obligations with respect thereto, except that in the event Intronics fails to vacate the Phase III Expansion Premises prior to January 1, 2000, and Landlord has already filed an eviction action against Intronics and diligently pursues said action, Tenant shall not have the right to rescind its offer to lease the Phase III Expansion Premises until March 1, 2000 if Intronics has failed to vacate the Phase III Expansion Premises prior to March 1, 2000. Tenant shall not be obligated to pay rent for the Phase III Expansion Premises until Intronics vacates said premises and Landlord delivers possession of said premises to Tenant in the condition discussed below in Section 6A. Notwithstanding the above, Landlord shall use its reasonable best efforts to cause Intronics to surrender the Phase III Expansion Premises on October 31, 1999 if Tenant effectively exercises its Expansion Option.

In the event Intronics shall vacate the Phase III Expansion Premises and its lease for said premises shall be terminated, for any reason, (except if Landlord has induced Intronics to terminate its lease), prior to October 31, 1999, Landlord shall advise Tenant, in writing, of such early termination and Tenant shall have a period of thirty (30) days from its receipt of such notice to exercise its option to Lease the Phase III Expansion Premises effective not later than three (3) months after such exercise, provided the Phase III Expansion Premises have been vacated by Intronics prior to the end of such three
(3) month period. In the event the Phase III Expansion Premises have not been vacated by Intronics within such three (3) month period, the effective date of Tenant's lease of the Phase III Expansion Premises shall be thirty (30) days from the date of Intronics vacancy thereof. The option granted in the event of an early termination of the Intronics lease shall constitute the one time Expansion Option granted to Tenant hereunder. The one time Expansion Option granted to Tenant hereunder shall be null and void in the event Tenant fails to notify Landlord that it intends to exercise its option early, as provided for herein.

4. The Annual Fixed Rent Rate for the Phase III Expansion Premises shall be at the same rate per square foot as in the Lease, as amended herein, and Term of the lease of the Phase III Expansion Premises shall be coterminous with the Term of the Lease, as amended herein. Additionally, upon occupancy of the Phase III Expansion Premises, Tenant shall be responsible for 100% of its share of Additional Rent attributable to the Phase III Expansion Premises, to be paid in accordance with the Lease.

4A. Notwithstanding any other provision of this Lease as amended, the management fee component of Tenant's Additional Rent obligations shall not exceed 4% of the gross collected rental payments made by the tenants of the Building.

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5. Provided Tenant effectively exercises its Expansion Option, Landlord will provide Tenant with a leasing incentive payment of $61,560.00 upon the date Landlord delivers the Phase III Expansion Premises to Tenant. This leasing incentive payment may be used at the Tenant's sole discretion.

6. Provided Tenant effectively exercises its Expansion Option, Tenant shall be granted a one-time rent credit of 75% of the first month's base rent payment attributable to the Phase III Expansion Premises.

6A. Tenant agrees to accept possession of the Phase III Expansion Premises in as-is condition', provided however that Landlord shall be responsible for turning over the Phase III Expansion Premises to Tenant in broom-clean condition with all of Intronics' trade fixtures and personal property removed therefrom.

7. Tenant shall be granted three (3) options to extend the Term of the Lease. Each option to extend the Term shall be for all of the premises then leased by Tenant and shall be for a period of five years from the then current lease expiration date. The Annual Fixed Rent Rate for each extension term shall be 95% of fair market rent for comparable space with comparable use in a comparable building in a comparable suburb of the greater Boston, Massachusetts market. All of the provisions of Section 2.3 of the Lease, "TENANT'S ELECTION TO EXTEND TERM" shall govern in the determination of Extension Market Rent in the event of any disagreement of such Extension Market Rent. Notwithstanding the above, in order for Tenant to effectively exercise an option to extend the Term of the Lease or any extension term, Tenant must deliver to Landlord written notice of its intent to extend at least twelve (12) months prior to the then current expiration of the Term or extension term of the Lease, as the case may be. It is expressly acknowledged that time is of the essence with regard to Tenant's notice of its intent to exercise an option, and if notice is not delivered to Landlord on a timely basis in accordance with the Lease as amended herein, all of Tenant's as yet unexercised options to extend the Term of the Lease shall be null and void.

8. Tenant shall have the right to sublease all or a portion of the Leased Premises upon the prior written approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have a reasonable amount of time to review the financial condition, operating experience and other qualifications of any proposed subtenant before granting its approval to a sublease. Tenant shall provide all material reasonably requested by Landlord to complete its review. Tenant shall split any net profits from such subleasing, (less any expenses incurred to procure the subtenant, including without limitation reasonable attorney fees and brokerage commissions), 50/50 with Landlord.

9. The Lease is hereby modified to add the following additional notice address for the Landlord:

              150 Canton Office Associates, L.P.
              BGK Equities, Inc.
              330 Garfield Street, #200
              Santa Fe, New Mexico 87501

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10. Tenant shall have the use of 240 parking spaces pursuant to the Lease. In the event Tenant expands into the Phase III Expansion Premises, Tenant shall have exclusive use of 100% of all of the parking spaces (estimated to consist of 318 parking spaces) which currently serve the Building. Tenant shall not have the right to sublease any of the parking spaces without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The division by Landlord and Tenant of any proceeds generated by such sublease of parking spaces shall be negotiated at the time of Tenant's request for consent.

11. All capitalized terms in this Third Amendment not otherwise defined herein shall have the same meaning as in the Lease.

12. All other terms and conditions of the Lease not expressly modified by this Third Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Third Amendment have executed the same on the day and year first written above.

WITNESSES:                        LANDLORD:
                                  150 CANTON OFFICE
                                  ASSOCIATES, LIMITED PARTNERSHIP
                                  By: BGK Equities, Inc.
_____________________________         General Partner

                                  By:____________________________
                                      Cheryl S. Willoughby
                                      Senior Vice President




WITNESSESS:                       TENANT
                                  ORGANOGENESIS, INC.

_____________________________     By:____________________________

                                 Print Name______________________

                                 Its:____________________________

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